UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2012

DATA STORAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54579 (Commission File Number)	98-0530147 (I.R.S. Employer Identification Number)

401 Franklin Avenue, Garden City, New York 11530
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (212) 564-4922

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment to the Form 8-K originally filed on November 6, 2012 with the Securities and Exchange Commission (the “Commission”) is being filed solely to indicate that the Company is relying upon the Commission’s Order Under Section 17A and Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder set forth in Release No. 34-68224, dated November 14, 2012.

Data Storage Corporation (the “Company”) is located in Garden City, NY on Long Island.  The Company’s offices were without power and internet access from when Hurricane Sandy struck Long Island on October 29, 2012 through mid-November.  Moreover, certain members of the Company’s executive team were also without electrical power and internet access at their personal residences on Long Island during approximately the same period. On November 6, 2012, the Company made every effort to timely file a Form 8-K, which contained a Date of Report of October 31, 2012 and was due by 5:30 p.m. on November 6, 2012.  However, due to difficulties resulting from the lack of electrical power, internet access and email at the Company’s offices in Garden City and at personal residences, the Company filed the Form 8-K at 5:37 p.m., thus being issued a filing date of November 7, 2012.

Item 1.01 Entry in to a Material Definitive Agreement

On October 31, 2012, Data Storage Corporation (the “Company”) entered into an asset purchase agreement  (the “Asset Purchase Agreement”) with Message Logic, Inc. (“ML”) pursuant to which the Company acquired the end-user customer base and related assets used in connection therewith, including but not limited to intellectual property and excluding cash and accounts receivable, of ML (collectively, the “Purchased Business”). The Company agreed to pay an aggregate of 1,495,190 shares of common stock of the Company (the “Stock Consideration”) and $800,000 in cash (the “Cash Consideration”), all of which is subject to satisfactory due diligence by the Company, and of which portions are to be delivered as follows.  The Stock Compensation will be paid: (i) 725,960 shares at the closing of the transaction (the “Closing”) of which 187,532 shares are to be issued to Zojax Group, LLC (“Zojax”), an unrelated third party, in partial satisfaction of a debt of ML, (ii) 384,615 shares on the thirteenth-month anniversary of the Closing, and (iii) 384,615 shares on the twenty-fifth month anniversary of the Closing. The additional 384,615 shares distributed on each of the thirteenth month and twenty-fifth month anniversary of the Closing will be distributed only if the Purchased Business has achieved certain revenue benchmarks. The shares issued to Zojax were issued pursuant to a stock purchase agreement dated October 31, 2012 between the Company and Zojax (the “Stock Purchase Agreement”).  The Cash Consideration will be paid: (i) $25,000 during the seventh calendar month following the Closing, (ii) $375,000 during the thirteenth calendar month following the Closing, (iii) $150,000 during the nineteenth calendar month following the Closing, and (iv) $250,000 during the twenty-fifth calendar month following the Closing, in each case only if the Purchased Business has achieved certain revenue benchmarks. If the Purchased Business fails to meet the revenue benchmarks on each date, ML shall be paid a percentage of the payment due on each date, based on the percentage of the revenue benchmark that was achieved. The Closing occurred on October 31, 2012. The Stock Purchase Agreement contains representations and warranties and covenants as are customary for transactions of this type and nature.

On November 6, 2012, the Company issued a press release announcing the acquisition of the Purchased Business, a copy of which is attached hereto as Exhibit 99.1.

The foregoing descriptions of the Asset Purchase Agreement and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and the Stock Purchase Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 31, 2012, the Company consummated the acquisition of the Purchased Business, as more fully described in Item 1.01 above and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On October 31, 2012, the Company agreed to issue an aggregate of 1,495,190 shares of Common Stock as more fully described in Item 1.01 above and incorporated by reference herein. The shares are being issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits	Description
2.1	Asset Purchase Agreement between the Company and Message Logic, Inc. dated October 31, 2012.* †
10.1	Stock Purchase Agreement between the Company and Zojax Group, LLC dated October 31, 2012.*
99.1	Press release dated November 6, 2012.*

*           Previously filed.

†           Specific portions of this agreement have been omitted and have been filed separately  with the  Securities  and Exchange  Commission  pursuant to a request for  confidential  treatment in accordance  with Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATA STORAGE CORPORATION

Date: November 16, 2012	By:	/s/ Charles M. Piluso
Name: Charles M. Piluso
Title: CEO and Chairman

EXHIBIT INDEX

Exhibits	Description
2.1	Asset Purchase Agreement between the Company and Message Logic, Inc. dated October 31, 2012. .* †
10.1	Stock Purchase Agreement between the Company and Zojax Group, LLC dated October 31, 2012.*
99.1	Press release dated November 6, 2012.*

*           Previously filed.

†           Specific portions of this agreement have been omitted and have been filed separately  with the  Securities  and Exchange  Commission  pursuant to a request for  confidential  treatment in accordance  with Rule 24b-2 under the Securities Exchange Act of 1934.

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